Exhibit 10.3

FORM OF TERM NOTE

(QUALIFIED FOREIGN CURRENCY)

£	August 2, 2012

FOR VALUE RECEIVED, BIOMED REALTY, L.P., a Maryland limited partnership (“Borrower”), promises to pay to the order of                     (“Bank”) the principal amount of                     AND NO/100 POUNDS STERLING £(            ), or such lesser aggregate amount of Foreign Currency Advances as may be made and outstanding pursuant to Bank’s Foreign Currency Commitment under the Credit Agreement hereinafter described, payable as hereinafter set forth. Borrower promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Unsecured Term Credit Agreement dated as of March 30, 2012 among Borrower, Administrative Agent and the Banks, as amended by that certain First Amendment to Unsecured Term Credit Agreement dated as of August 2, 2012 (as it may have been or may hereafter be amended, amended and restated, modified, supplemented or renewed from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed to those terms in the Credit Agreement. This is one of the Term Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Note shall be payable and prepayable as provided in the Credit Agreement and in any event on the Maturity Date (which shall be March 30, 2017).

Interest shall be payable on the outstanding daily unpaid principal amount of each Foreign Currency Advance outstanding hereunder from the date such Foreign Currency Advance was made until payment in full, and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement both before and after default and before and after maturity and judgment.

The amount of each payment hereunder shall be made to Bank at the following address: Royal Bank of Scotland, International Division, P.O. Box 450, 5-10 Great Tower Street, London, EC3P-3HX, England, Sort Code: 16-00-34; Swift: RBOSGB2L; IBAN: GB26RBOS16003412291629; Beneficiary: “KeyBank NA, Cleveland”; Ref: BioMed Loan, for the account of Bank, in Pounds Sterling and in immediately available funds not later than 2:00 p.m., London time, on the day of payment (which must be a Banking Day). All payments received after 2:00 p.m., London time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Bank shall keep a record of Domestic Currency Advances made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note, absent manifest error.

Without limiting any applicable provisions of the Credit Agreement, Borrower hereby promises to pay all costs and expenses of any holder hereof incurred in collecting Borrower’s obligations hereunder or in enforcing or attempting to enforce any of holder’s rights hereunder, including reasonable attorneys’ fees, whether or not an action is filed in connection therewith.

Borrower hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other notice or formality, to the fullest extent permitted by applicable Laws.

Assignment of this Note is subject to the consent of certain parties pursuant to Section 11.8 of the Credit Agreement.

This Note shall be delivered to and accepted by Bank in the State of New York, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

“Borrower”

BIOMED REALTY, L.P., a Maryland limited partnership

By:	BioMed Realty Trust, Inc., its sole general Partner

By:
Name:
Title: